Exhibit 21, Form 10-K
                                                          Kansas City Life
                                                          Insurance Company






                                    SUBSIDIARIES


         Kansas City Life Insurance Company's significant insurance subsidiaries are:

         1. Sunset Life Insurance Company of America, a corporation organized under the laws of the State of Washington.

         2. Old American Insurance Company, a corporation organized under the laws of the State of Missouri.

         The   Company's   non-insurance   subsidiaries   are  not   significant
         individually or in the aggregate.

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